AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM



1.	Security Purchased:   BNSF 4.15% 4/1/45

2.	Cusip Number:  12189LAW1

3.	Date of Purchase:   3/4/2015

4.	Broker Name:         JP Morgan Chase
(Cannot purchase directly from PNC
Affiliated Underwriter)

5.	The purchase of the security is determined by a person who
has portfolio management
responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives:
(ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes______X__     No________(only for separately
managed accounts subadvised
      by PNC Capital)

6.	Issuer:  Burlington Northern Santa Fe

7.	Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.	  Aggregate principal amount
  of purchase:     $2,000,000              ______

9.	Aggregate principal amount
  of offering:     $1,000,000,000

10.	Purchase price (net of fees and expenses): 99.673

11.	Date offering commenced:   March 4, 2015

12.	Offering price at end of first day on which any sales were
made:   99.673

13.	Commission, spread or profit:

14.	Have the following conditions been satisfied: Yes  OR  No
 a. Does the account's governing
document(s) allow for this    security
to be purchased?
_____YES______

b. The securities are a part of an
issue registered under the Securities
Act of 1933, as amended, which is
being offered to the public, or are
Eligible Municipal Securities or are
securities sold in an Eligible Foreign
Offering, or are securities sold in an
Eligible Rule 144A Offering.
____YES_______

c. The securities were purchased prior
to the end of the first full day on
which any sales were made, at a price
that was not more than the price paid
by each other purchaser of securities
in that offering or in any concurrent
offering of the securities (except, in
the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to
existing security holders of the
issuer) or, if a rights offering, the
securities were purchased on or before
the fourth day preceding the day on
which  the rights offering terminated.
_____YES______

d. The underwriting was a firm
commitment underwriting?
_____YES______

e. The commission, spread or profit
was reasonable and fair in relation to
that being received by others for
underwriting similar securities during
the same period?
_____YES______

f. In respect of any securities other
than Eligible Municipal Securities,
the issuer of such securities has been
in continuous operation for not less
than three years (including the
operations of predecessors).
______YES_____

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by
PNC Capital Advisors, LLC did not
exceed (i) if purchased in an offering
other than an Eligible Rule 144A
Offering, 25% of the principal amount
of the securities being offered, or
(ii) if purchased in an Eligible Rule
144A Offering, 25% of the total of (A)
the principal amount of the class of
securities being offered that were
sold by underwriters or members of the
selling syndicate to qualified
institutional buyers (as defined in
Rule 144A(a)(1) under the Securities
Act of 1933, as amended), plus (B) the
principal amount of the class of
securities being offered in any
concurrent offering.
_____YES______

h. No Affiliated Underwriter was a
direct or indirect participant in, or
benefited directly or indirectly from,
the purchase?
______YES_____
Portfolio Manager(s) (Name):  Tim Compan _____________
               Signature(s):
Date: __3/4/2015_______________

Board of Trustees Review Date (PNC Funds & PNC Advantage Funds):
Account Information (please list accounts below or attach a worksheet with the following information included):
Name of Purchasing Account(s):_______________________________
(PNC Fund, PNC Advantage Fund and/or PNC
Capital separately managed accounts)

INFORMATION DISPLAYED IN FOLLOWING ORDER:


Account
Par
Exec
Price
carm0009
190000
99.673
cn000240
20000
99.673
cn000392
10000
99.673
cn000440
20000
99.673
cp000663
20000
99.673
cp000664
10000
99.673
cp000985
10000
99.673
cp001040
75000
99.673
cp001041
10000
99.673
cp001110
5000
99.673
cp001388
25000
99.673
cp001393
5000
99.673
cp001406
10000
99.673
cp001407
15000
99.673
cp002520
10000
99.673
cp003568
25000
99.673
cp003569
10000
99.673
cp003570
20000
99.673
cp004172
10000
99.673
cp004340
10000
99.673
cp004740
15000
99.673
cp004791
15000
99.673
cp005328
30000
99.673
cp005862
40000
99.673
cp006887
20000
99.673
cp007445
125000
99.673
cp009057
55000
99.673
cp009556
40000
99.673
cp010066
20000
99.673
cpx01401
5000
99.673
cpx01403
5000
99.673
cpx04396
25000
99.673
cx000002
20000
99.673
cx000015
45000
99.673
cx000030
15000
99.673
cx000038
50000
99.673
cx000043
925000
99.673
cx000154
15000
99.673
cx000350
20000
99.673
cx000452
5000
99.673